UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2007

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AMERIGROUP Corporation, through its subsidiary, AMGP Georgia Managed Care Company, Inc., entered into an amendment to its State of Georgia Department of Community Health contract to provide HMO services effective July 1, 2007 with a term of one year, expiring on June 30, 2008.

The forgoing description does not purport to be a complete statement of the parties rights and obligations under the contract. The above description is qualified in its entirety by reference to the Notice of Renewal for Calendar Year 2007 which is filed as Exhibit 10.1 this Form 8-K.

AMERIGROUP Corporation, through its subsidiary, AMERIGROUP New Jersey, Inc., entered into an amendment to its State of New Jersey Department of Human Services Division of Medical Assistance and Health Services agreement to provide HMO services (NJ Care 2000+ Contract) effective July 1, 2007 with a term of one year, expiring on June 30, 2008. This amendment is in connection with the annual renewal of the NJ Care 2000+ Contract.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

July 5, 2007	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Notice of Renewal for Calendar Year 2007